Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Mattersight Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Kelly D. Conway, Christine R. Carsen and Mark Iserloth, signing singly, as the undersigned’s true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, to:

(a) execute for, in the name of, and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, a Registration Statement on Form S-8 for the purpose of registering for resale the shares authorized and to be authorized for issuance under the Mattersight Corporation 1999 Stock Incentive Plan for fiscal years 2014, 2015, and 2016, and any and all amendments (including post-effective amendments) thereto deemed necessary, appropriate, or desirable (collectively, the “S-8 Forms”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

(b) execute for, in the name of, and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, a post-effective amendment to the Registration Statement on Form S-8 originally filed by the Company on July 26, 2000 and the Registration Statement on Form S-8 originally filed by the Company on August 28, 2001, each for the purpose of registering for resale the shares authorized for issuance under the eLoyalty Corporation 2000 Stock Incentive Plan, which expired on September 23, 2011 (collectively, the “S-8 Amendments”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

(c) do and perform any and all acts for and on behalf of the undersigned that may be necessary, appropriate, or desirable to complete and execute any such S-8 Forms and the S-8 Amendments and timely file any such S-8 Forms and S-8 Amendments with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority; and

(d) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be required, appropriate, or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 12th day of March 2014.

/s/ PHILIP R. DUR
Signature
Philip R. Dur
Printed Name